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                                                              EXHIBIT 23(b)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 18, 1998 (and to all references to our Firm) included in or made a part of Family Bargain Corporation's Registration Statement No 333-58797.

                                                   /s/ Arthur Andersen LLP
                                                   -----------------------
                                                       ARTHUR ANDERSEN LLP


San Diego, California
October 14, 1998